Exhibit 16

August 14, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read the Change in Auditors disclosure of Par Pharmaceutical Companies, Inc. Form S-4 dated August 14, 2013, and have the following comments:

1.	We agree with the statements made in the 2nd and 3rd paragraphs.

2.	We have no basis on which to agree or disagree with the statements made in the 1st and 4th paragraphs.

Yours truly,

/s/ DELOITTE & TOUCHE LLP

New York, New York